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PAINEWEBBER
CORPORATE COMMUNICATIONS

Paine Webber Group Inc.
1285 Avenue of the Americas, 14th fl.
New York, NY  10019-6028
(212) 713-8391
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                              N E W S R E L E A S E
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Contact: David P. Walker                                   FOR IMMEDIATE RELEASE
         Paine Webber Group Inc.
         212-713-8502




                     PAINEWEBBER CLARIFIES SHAREHOLDER VOTE

New York, October 23, 2000 - Paine Webber Group Inc. previously announced the results of a special stockholder meeting held today. The announcement should be clarified to indicate that approximately 83.5 percent of the shares outstanding on the record date and 99.29 percent of the shares voted at the meeting approved the adoption of the merger agreement among PaineWebber, UBS AG and UBS Americas Inc.

Paine Webber Group Inc., together with its subsidiaries, serves the investment and capital needs of a worldwide client base. The firm employs 22,855 people in 383 offices.

UBS and PaineWebber have filed with the Securities and Exchange Commission a proxy statement/ prospectus mailed to PaineWebber security holders along with other relevant documents concerning the planned merger of PaineWebber into a subsidiary of UBS. We urge investors in PaineWebber to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC because they contain important information.